Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

Strata Oil and Gas Inc.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-82578) of our report dated June 22, 2009 (except for Note 12(b), July 7, 2009) relating to the financial statements of Strata Oil and Gas Inc. (“the Company”) which appear in this Form 20-F for the year ended December 31, 2008. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
June 22, 2009